Exhibit 99.1

Amgen Inc.

Condensed Consolidated Statements of Operations

(In millions, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Revenues:
Product sales	$3,168	$2,778
Other revenues	103	131

Total revenues	3,271	2,909
Operating expenses:
Cost of sales (excludes amortization of acquired intangible assets presented below)	511	476
Research and development	661	617
Selling, general and administrative	911	816
Amortization of intangible assets	87	81

Total operating expenses	2,170	1,990
Operating income	1,101	919
Interest and other income, net	10	1

Income before income taxes	1,111	920
Provision for income taxes	287	231

Net income	$824	$689

Earnings per share:
Basic	$0.67	$0.55
Diluted (1)	$0.66	$0.53
Shares used in calculation of earnings per share:
Basic	1,229	1,263
Diluted (1)	1,243	1,310

(1)	The following table presents the computations for diluted earnings per share (EPS) computed under the treasury stock and the “if-converted” methods:

	Three Months Ended December 31,
	2005		2004
Income (Numerator):
Net income for basic EPS	$824		$689
Adjustment for interest expense on convertible notes, net of tax	—	(A)	6

Net income for diluted EPS, after assumed conversion of convertible notes	$824		$695

Shares (Denominator):
Weighted-average shares for basic EPS	1,229		1,263
Effect of dilutive securities	14		12
Effect of convertible notes, after assumed conversion	—	(A)	35

Weighted-average shares for diluted EPS	1,243		1,310

Diluted earnings per share	$0.66		$0.53

(A)	On May 6, 2005 and August 17, 2005, in connection with an exchange offer, the Company modified the terms of approximately 99 percent of our convertible notes then outstanding (the “Modified Convertible Notes”). As a result of certain of these modifications, if converted, the Modified Convertible Notes would be settled in 1) cash equal to the lesser of the accreted value of the Modified Convertible Notes at the conversion date or the conversion value, as defined, and 2) shares of common stock, if any, to the extent the conversion value exceeds the accreted value. Accordingly, the Modified Convertible Notes do not impact diluted earnings per share under the “if-converted” method but rather, they impact diluted earnings per share under the treasury stock method, and only to the extent that the conversion value exceeds the accreted value during any reporting period, requiring such difference, if any, to be potentially settled in shares of common stock.

Amgen Inc.

Product Sales Detail by Product and Geographic Region

(In millions)

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Aranesp® - U.S.	$579	$449
Aranesp® - International	294	256
EPOGEN® - U.S.	626	697
Neulasta® - U.S.	519	394
NEUPOGEN® - U.S.	210	204
Neulasta® - International	104	75
NEUPOGEN® - International	95	105
Enbrel® - U.S.	645	545
Enbrel® - International	29	22
Sensipar® - U.S.	37	18
Sensipar® - International	14	1
Other product sales - U.S.	9	6
Other product sales - International	7	6

Total product sales	$3,168	$2,778

U.S.	$2,625	$2,313
International	543	465

	$3,168	$2,778

Amgen Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	December 31, 2005		December 31, 2004
Assets
Current assets:
Cash and marketable securities	$5,255		$5,808
Trade receivables, net	1,769		1,461
Inventories	1,258		888
Other current assets	953		1,013

Total current assets	9,235		9,170
Property, plant, and equipment, net	5,038		4,712
Intangible assets, net	3,742		4,033
Goodwill	10,495		10,525
Other assets	787		781

Total assets	$29,297		$29,221

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$3,595		$2,984
Convertible notes	1,759	(2)	1,173	(1)

Total current liabilities	5,354		4,157
Deferred tax liabilities	1,163		1,294
Convertible notes	—		1,739	(2)
Other long-term debt	2,198		2,198
Other non-current liabilities	131		128
Stockholders’ equity	20,451		19,705

Total liabilities and stockholders’ equity	$29,297		$29,221

Shares outstanding	1,224		1,260

(1)	On March 2, 2005, as a result of certain holders of the Convertible notes exercising their March 1, 2005 put option, the Company repurchased $1,175 million, or approximately 40 percent, of the outstanding Convertible notes at their then-accreted value for cash. Accordingly, the Convertible notes repurchased were classified as current liabilities at December 31, 2004.

(2)	Holders of the remaining outstanding Convertible notes may require the Company to purchase all or a portion of the notes on specific dates as early as March 1, 2006 at the original issuance price plus accrued original issue discount through the purchase date. Accordingly, as of December 31, 2005, the Convertible notes have been classified as current liabilities.